Exhibit 10.35.6
(GENERALE LOGO)
Appendix 3

BUSINESS OBJECTS SA
Mr. John SCHWARZ
157 — 159 rue Anatole France

agence la défense entreprises

92300 Levallois-Perret

Puteaux, July 12th, 2007
AMENDMENT LETTER
Dear Sir,
We make reference to the credit agreement (hereafter called “the credit agreement”) between BUSINESS OBJECTS SA, having its registered office at 157—159 rue Anatole France, 92300 Levallois-Perret, with its sole identification number 379 821 994 RCS Nanterre and SOCIETE GENERALE SA, having its registered office at 29 boulevard Haussmann, 75009 Paris, with its sole identification number 552 120 222 RCS Paris, made in Levallois-Perret on March 01st, 2006 for an amount of 100.000.000 EUR (one hundred million euros), as extended per an amendment letter dated February 23rd, 2007 until May 31st , 2007 and re-extend per an amendment letter dated May 23th, 2007 until July 31st, 2007.
As commonly agreed between BUSINESS OBJECTS SA and SOCIETE GENERALE, we hereby temporarily re- extend the maturity date of the credit facility from July 31st, 2007 to December 31st, 2007.
All other terms and conditions of the credit agreement remain unchanged.
This amendment letter is submitted to French law and to the jurisdiction of the courts in Paris.
We kindly ask you to acknowledge the temporary extension as proposed.
Yours sincerely,

/s/ LEFEVRE Jean-Francois	/s/ John Schwarz
For SOCIETE GENERALE SA	For BUSINESS OBJECTS SA
Mr. LEFEVRE Jean-Francois	Mr. John SCHWARZ
Deputy Manager of	CEO of BUSINESS OBJECTS
La Défense Entreprises Branch
In 2 Copies
tour ariane — 5, place de la pyramide, quarter villon, 92088 paris la défense cedex tel 01 46 96 57 00. ccp paris 19.931.48 w. fax 01 47 76 40 43
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